UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2017

REXNORD CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

247 Freshwater Way, Suite 300 Milwaukee, Wisconsin (Address of principal executive offices)	53204 (Zip Code)

(414) 643-3739

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On December 7, 2017, Chase Acquisition I, Inc., RBS Global, Inc. (“RBS”), Rexnord LLC (together with RBS, the “Borrowers” or the “Issuers”) and certain other domestic subsidiaries of Rexnord Corporation (“Rexnord”), entered into an Incremental Assumption Agreement (the “Incremental Assumption Agreement”) with Credit Suisse AG, Cayman Islands Branch, as administrative agent, Credit Suisse AG, Cayman Islands Branch, as the refinancing term lender, and the lenders party thereto, relating to the Third Amended and Restated First Lien Credit Agreement, dated as of August 21, 2013, as previously amended, among Chase Acquisition I, Inc., the Borrowers, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent (the “Existing Agreement”).

The Incremental Assumption Agreement provides for a refinancing of the Borrowers’ existing Term B Loans (the “Term Refinancing Loan”). The proceeds of the Term Refinancing Loan were used, along with cash on hand and proceeds from the Company’s issuance of the notes (as defined below), to reduce the aggregate principal amount of existing Term B Loans outstanding under the Existing Agreement (the “Existing Term Loan”) to $800 million. As part of the Incremental Assumption Agreement, the parties amended the Existing Agreement to make certain other modifications thereto related to the Term Refinancing Loan and the revolving credit facility under the Existing Agreement, as described below.

The Term Refinancing Loan has a maturity date of August 21, 2024 (extended from August 21, 2023 under the Existing Term Loan). The borrowings under the Term Refinancing Loan bear interest at either (i) the London Interbank Offered Rate or LIBOR (subject to a 0% floor, which was reduced from a 1% floor) plus an applicable margin of 2.25% (which was reduced from 2.75%) or at an alternative base rate plus an applicable margin of 1.25% (which was reduced from 1.75%), or (ii) if the Borrowers have received a corporate rating equal to or higher than Ba3 (with at least a stable outlook) by Moody’s and BB- (with at least a stable outlook) by S&P, LIBOR (subject to a 0% floor) plus an applicable margin of 2.00% or an alternate base rate plus an applicable margin of 1.00%. The aggregate amount of the revolving credit facility commitments was reduced to $264 million (from $265 million) and the maturity date of the revolving facility under the Existing Agreement was extended from March 15, 2019, to March 15, 2023; the interest rate under the revolving credit facility remained unchanged. The Incremental Assumption Agreement also relaxed certain other covenants.

The summary of the financing arrangements described above is qualified in its entirety by reference to the copy of the Incremental Assumption Agreement that is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Senior Notes due 2025

On December 7, 2017, Rexnord closed its offering of $500 million aggregate principal amount of 4.875% senior notes due 2025 (the “notes”). The notes were issued by the Issuers and guaranteed by Rexnord and the Issuers’ domestic subsidiaries (subject to certain exceptions). The initial purchasers in the offering were Credit Suisse Securities (USA) LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC and Mizuho Securities USA LLC.

The notes were issued pursuant to an Indenture, dated as of December 7, 2017 (the “Indenture”), by and among the Issuers, the subsidiary guarantors named therein (the “Subsidiary Guarantors”) and Wells

Fargo Bank, National Association (the “Trustee”). Rexnord separately entered into a Parent Guarantee with the Trustee whereby it guaranteed certain obligations of the Issuers under the Indenture. The notes will pay interest semi-annually at a rate of 4.875% per year, payable on each June 15 and December 15, commencing on June 15, 2018, and will mature on December 15, 2025.

The Issuers may redeem some or all of the notes at any time or from time to time prior to December 15, 2020 at certain “make-whole” redemption prices (as set forth in the Indenture) and after December 15, 2020 at certain redemption prices (as set forth in the Indenture). Additionally, the Issuers may redeem up to 40% of the aggregate principal amount of the notes at any time or from time to time prior to December 15, 2020 with the net proceeds of specified equity offerings at certain redemption prices (as set forth in the Indenture). Upon a Change of Control (as defined in the Indenture), the Issuers will be required to make an offer to purchase the notes at a price equal to 101% of the principal amount of the notes on the date of purchase plus accrued interest.

The notes are general senior unsecured obligations of the Issuers, the Subsidiary Guarantors and Rexnord.

The Indenture contains customary covenants, such as restrictions on the Issuers and its restricted subsidiaries (but not on Rexnord) incurring or guaranteeing additional indebtedness or issuing certain preferred shares, paying dividends and making other restricted payments and creating or incurring certain liens. The notes and Indenture do not contain any financial covenants.

The notes and Indenture contain customary events of default, including the failure to pay principal or interest when due, breach of covenants, cross-acceleration to other debt of the Issuers or restricted subsidiaries in excess of $50 million and bankruptcy events, all subject to terms, including notice and cure periods, as set forth in the Indenture.

The notes have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing summary is qualified entirely by reference to the Indenture, the form of the notes and Parent Guarantee, attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated by reference.

A copy of Rexnord’s press release announcing the closing of the offering and the amendment to the credit agreement is attached hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 7, 2017, by and among RBS Global, Inc., Rexnord LLC, the guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Form of RBS Global, Inc. and Rexnord LLC 4.875% Senior Notes due 2025 (included in Exhibit 4.1).

4.3	Parent Guarantee, dated as of December 7, 2017, by and between Rexnord Corporation and Wells Fargo Bank, National Association, as trustee.

Exhibit No.	Description

10.1	Incremental Assumption Agreement, dated as of December 7, 2017, among Chase Acquisition I, Inc., RBS Global, Inc., Rexnord LLC, certain domestic subsidiaries of Rexnord Corporation, Credit Suisse AG, Cayman Islands Branch, as administrative agent, Credit Suisse AG, Cayman Islands Branch, as refinancing term lender, and the other lenders party thereto.

99.1	Press Release of Rexnord Corporation, dated December 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rexnord Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 7th day of December, 2017.

REXNORD CORPORATION

By:	/s/ Mark W. Peterson
Mark W. Peterson
Senior Vice President and Chief Financial Officer